UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

3300 N. “A” Street
Bldg 2, Suite 218
Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

415 West Wall, Suite 500
Midland, TX 79701
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On June 30, 2010, Doral Energy Corp. (the “Company”) completed the acquisition of 6,800 acres of operated producing oil and gas assets (the “Stearns Properties”) located in Chavez County and Roosevelt County, New Mexico from John R. Stearns and John R. Stearns Jr. The total purchase price for the Stearns Properties was $1,700,000. The acquisition of the Stearns Properties was completed pursuant to that purchase and sale agreement entered into by the Company on June 14, 2010 (the “Stearns Agreement”).

The Stearns Properties consists of 15 leases currently producing approximately 54 BOPD (8/8ths), with working interests ranging from 37.9% to 100%, with associated net revenue interests ranging from 32.3% to 87.5% .. Current production is from the Permian Age, San Andres Formation, which produces at a depth of approximately 4,100 feet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: July 2, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer